Exhibit 99.(p)(29)

CODE OF EMPLOYEE CONDUCT

A.	Outside Activities.

All outside activities of an Employee that involve a material time commitment, provide for compensation to the Employee or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must be approved in advance by the CCO. The CCO may require full details about the outside activity, including the number of hours involved and the compensation to be received. Before accepting an appointment as an officer or director in any business, charitable organization or non-profit organization, an Employee must obtain approval from the CCO.

B.	Conflicts of Interest.

It is a violation of an Employee’s duty of loyalty to the Firm for that Employee, without the prior written consent of the CCO, to:

1.	Rebate, directly or indirectly, to any person or entity any compensation received from the Firm;

2.	Accept, directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account; or

3.	Beneficially own any security of, or have, directly or indirectly, any financial interest in, any other organization engaged in any securities, financial or related business, except for Beneficial Ownership of not more than 4.9 percent of the outstanding securities of any business that is publicly owned.
C.	Communications.

Each Employee must ensure that communications (whether written or oral) regarding the Firm, the Investment Funds or any Client Account to Investors, clients, prospective Investors or clients and regulatory authorities are accurate. The CCO supervises the appropriate Employees and, if the CCO deems appropriate, any third-party service provider (such as an administrator, accountant or law firm), in reviewing any account statement, offering materials, periodic letters to Investors or clients or potential Investors or clients, published prior performance and advertisements.

D.	Protection of Client Assets.

No Employee shall use client assets for his or her own purpose or benefit or receive client assets for any reason. Any Employee who knows or has reason to believe that another Employee has engaged in such behavior must immediately report such information to the CCO. Any Employee who accidentally receives client assets should immediately (and in any event within two days) return such assets to the person from whom they came.

E.	Confidentiality, Proprietary Data and Privacy of Customer Personal Information.
1.	Proprietary Data; Confidentiality. Any information regarding advice furnished by the Firm to Client Accounts, the Firm’s recommendations, analyses and other proprietary data or information about the Firm or Client Accounts is strictly confidential and may not be revealed to non-authorized third parties. Such information is the property of the Firm. Disclosing such information to any third party, without the permission of the CCO, is grounds for an Employee’s immediate dismissal. This confidentiality obligation continues even after the termination of employment.

2.	Privacy of Customer Personal Information -- Information Security Program. It is the Firm’s policy to protect, through administrative, technical and physical safeguards, the security and confidentiality of financial records and other nonpublic personal information concerning Client Accounts (including in each case, Investors, if applicable, potential Client Accounts and Investors and former Client Accounts and Investors). This includes protecting against any anticipated threats or hazards to the security of such information and unauthorized access to or use of such information. See Privacy Notice as Exhibit G.

SSI Investment Management LLC
Issued 6/25/19	2

a)	The Firm has designated the Director of Information Technology to coordinate its information security program. In so coordinating the program, the Director of Information Technology may (i) assess existing risks to nonpublic personal information, (ii) develop ways to manage and control these risks, (iii) monitor third-party service provider arrangements to ensure information security, and (iv) test and revise the program in light of relevant changes in technology and threats to Client Account and Investor information.

b)	Identifying Internal and External Risks to Customer Information. The Director of Information Technology reviews reasonably foreseeable internal and external risks to the security, confidentiality and integrity of customer information, including risks relating to (i) Employee training, (ii) changes to the Firm’s information systems, including network and software design, information processing, storage, transmission and disposal, and (iii) procedures to detect, prevent and respond to attacks, intrusions or other system failures. The Director of Information Technology assesses the likelihood and potential damage of these risks and the sufficiency of any safeguards in place to control these risks. The Director of Information Technology meets periodically with Employees to review and implement the program and is available to answer questions regarding the program.

c)	Information Safeguards. Employees may not disclose the identity, affairs or investments, or other personal information, of any Client Account or Investor, potential Client Account or Investor or former Client Account or Investor to anyone outside of the Firm, except as may have been authorized by the client or Investor or as may be required in servicing the Client Account or Investor (such as disclosure to a brokerage firm at which such Client Account is held) or for the business of the Firm (such as to the Firm’s auditors and lawyers or as required by law). Employees should direct to the CCO any questions about whether information is confidential or any disclosure is permitted. This confidentiality obligation continues even after the termination of employment.

To protect the confidentiality of the Firm’s confidential and proprietary information and the confidentiality of existing, former or potential Client Accounts and Investors, Employees should take the following additional security precautions:

•

Documents containing confidential and proprietary information may not be taken from the Firm’s offices without the prior consent of the CCO, and any copies removed from the Firm’s offices must be returned promptly. Photocopies of confidential and proprietary information may be made only as required, and all copies and originals of such documents must be disposed of in a way that keeps the information confidential, such as shredding. SSI contracts with a shredding company. SSI maintains two locked shredding containers which are picked up monthly and a certificate of proof of shredding is received. All paper copies of confidential and proprietary information must be kept off desk tops, conference tables or any other place, when non-accompanied, where such copies would be visible to persons who are not authorized to have access to such information.

•	All computer drives containing confidential and proprietary information must be accessible only by the use of passwords issued by the Firm, and all authorized users of such computer drives must log off when leaving a terminal through which they are authorized to access any such computer drive.
•	Physical access to any non-electronic confidential and proprietary information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

The Director of Information Technology regularly tests and otherwise monitors the effectiveness of the Firm’s information safeguards and revises them, as necessary. The Firm will notify Employees of any revisions to the safeguards.

SSI Investment Management LLC
Issued 6/25/19	3

d)	Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the Firm may provide access to confidential information to those third parties. If this occurs, the Firm will (i) include in the relevant agreements provisions protecting confidential information to the extent required by law, (ii) take reasonable steps to select and retain service providers that can maintain appropriate safeguards for the confidential information at issue and (iii) require these service providers to implement and maintain such safeguards. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the CCO.
F.	Evaluating and Updating of the Program.

The Director of Information Technology and the CCO will evaluate and adjust the Firm’s information security program in light of the results from testing and monitoring the program and any material changes to the Firm’s operations, business arrangements or any other circumstances that may have a material effect on the Firm’s information security program.

G.	Involvement in Litigation/Contacts with the Press.

An Employee should advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority or the press. Employees should refer all inquiries from all regulatory authorities to the CCO. Employees should refer all inquiries from the press to the Head of Institutional Sales, Marketing & Client Service or CIO.

H.	Favoritism and Gifts.

An Employee may not seek or accept gifts, favors, preferential treatment, or valuable consideration above $100 in aggregate annually from any one broker, FCM or other company or person involved in the securities industry. Limited exceptions to this policy may be made with the approval of the CCO.

I.	Registration, Licensing and Testing Requirements.

Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of such Employee’s duties and position. These requirements may arise under the Advisers Act, the Commodity Exchange Act, the ICA, the Securities Act of 1933, the Exchange Act, the Employee Retirement Income Security Act of 1974, rules and regulations adopted by the SEC, the Commodity Futures Trading Commission, the National Futures Association, the Department of Labor, state broker-dealer statutes and state investment adviser statutes.

J.	Qualification of Solicitors.

The Firm complies with Advisers Act Rule 206(4)-3 regarding solicitation activities conducted by finders or solicitors on behalf of the Firm.

SSI Investment Management LLC
Issued 6/25/19	4

EXHIBIT A - Certificate of Receipt
Statement of Policies and Procedures

I hereby certify that I have received and read the Statement of Policies and Procedures of SSI Investment Management LLC I have had the opportunity to ask any questions I may have had concerning the meaning or interpretation of such policies and procedures. I understand that such Statement is applicable to me. I agree to comply in all respects with such Statement.

Signed:
Print Name:
Date:

SSI Investment Management LLC
Issued 6/25/19	5

EXHIBIT B - Securities Account Disclosure
Form and Initial Holdings Report

SSI Investment Management LLC
9440 Santa Monica Boulevard

8th Floor
Beverly Hills, CA 90210

Dear Chief Compliance Officer:

Attached are complete and accurate lists of (1) all accounts with any brokerage firm or financial institution held in my name or the name of any of my spouse, my minor children, any relatives living with me and any other persons to whom I contribute support, or in which any of such persons has Beneficial Ownership1 and (2) the securities owned in which I, my spouse, my minor children, any relative or relatives living with me and any other person to whom I contribute support, or in which any of such persons has any Beneficial Ownership, over which any of such persons exercises control, with respect to which any of such persons provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities2.

I understand that you require this list to monitor my compliance with the Statement of Policies and Procedures (the “Statement”) of SSI Investment Management LLC (the “Firm”). I agree to request that all brokerage firms or other financial institutions identified on the attachment and any new accounts opened to furnish the Firm with copies of periodic brokerage statements and any other information concerning activity in any of the listed accounts if such accounts include Securities as defined below.

This information is correct and complete as of _______________, 20____, which is the date I became an Employee of the Firm or the date I received the Statement.

Signed:
Print Name:
Date:

1       “Beneficial Ownership” of a security by a person means that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (1) any pecuniary, financial or other interest in that security, (2) voting power, which includes the power to vote, or to direct the voting of, that security, or (3) investment power, which includes the power to dispose, or to direct the disposition, of that security. A person also has Beneficial Ownership of a security if that person provides any investment advice regarding that security or has the right to acquire that security within sixty days through (A) the exercise of any option, warrant or right, (B) the conversion of a security, (C) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (D) the automatic termination of a trust, discretionary account or similar arrangement, or (E) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

2        “Securities” means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. “Securities” does not include shares of open-end investment companies registered under the Investment Company Act of 1940, as amended, that are not affiliated with the Firm, securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit or commercial paper.

SSI Investment Management LLC
Issued 6/25/19	6

EXHIBIT B (continued) - List of Securities
and Commodities Accounts

AS OF _______________, 20____

FOR

_______________________________
[Name of Employee]

Registered in the Name of:	Financial/Brokerage Institution	Account Number

If none, initial here: _____________.

SSI Investment Management LLC
Issued 6/25/19	7

EXHIBIT B (continued) - Initial Holdings Report

AS OF _______________, 20____

FOR

_______________________________
[Name of Employee]

Securities Owned	Financial/Brokerage Institution Where Securities Are Held	Account Name and Number

SSI Investment Management LLC
Issued 6/25/19	8

EXHIBIT C - Certificate of Compliance

I hereby certify that, since the date on which I received a copy of the Statement of Policies and Procedures of SSI Investment Management LLC or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all such policies and procedures applicable to me.

In particular, I have disclosed to the Firm the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, my minor children, any relative or relatives living with me and any other person to whom I contribute support, or in which any of such persons has any direct or indirect Beneficial Ownership1 over which any of such persons exercises control or provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities2, and I have disclosed to the Firm all transactions in such accounts that include Securities as defined below through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

Signed:
Print Name:
Date:

1        “Beneficial Ownership” of a security by a person means that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (1) any pecuniary, financial or other interest in that security, (2) voting power, which includes the power to vote, or to direct the voting of, that security, or (3) investment power, which includes the power to dispose, or to direct the disposition, of that security. A person also has Beneficial Ownership of a security if that person provides any investment advice regarding that security or has the right to acquire that security within sixty days through (A) the exercise of any option, warrant or right, (B) the conversion of a security, (C) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (D) the automatic termination of a trust, discretionary account or similar arrangement, or (E) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

2        “Securities” means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. “Securities” does not include shares of open-end investment companies registered under the Investment Company Act of 1940, as amended, that are not affiliated with the Firm, securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit or commercial paper.

SSI Investment Management LLC
Issued 6/25/19	9

EXHIBIT D - Personal Securities
Trading Request Form

Name:	Month/Year:

Date	Account Number	Symbol	Stock/Company Name	Type		Anticipated Trade Date	Authorized Signature
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S

SSI Investment Management LLC
Issued 6/25/19	10

EXHIBIT E - Employee Questionnaire

Name of Employee:

Date of Completion of Questionnaire:

Employee agrees immediately to notify the Chief Compliance Officer at SSI Investment Management LLC if any of the foregoing information becomes inaccurate in any respect while Employee is employed by SSI Investment Management LLC. Italicized terms are defined at the end of this Questionnaire. One event may result in “yes” answers to more than one of the questions below.

			Yes	No
A.	(1)	Have you ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐	☐
		(b) been charged with any felony?	☐	☐

	(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐	☐
		(b) been charged with any felony?	☐	☐

B.	(1)	Have you ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	☐	☐
		(b) been charged with a misdemeanor specified in B(1)(a)?	☐	☐

	(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in B(1)(a)?	☐	☐
		(b) been charged with a misdemeanor specified in B(1)(a)?	☐	☐

C.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:
	(1)	found you to have made a false statement or omission?	☐	☐
	(2)	found you to have been involved in a violation of its regulations or statutes?	☐	☐
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐
	(4)	entered an order against you in connection with investment-related activity?	☐	☐
	(5)	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐	☐

D.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:
	(1)	found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐	☐
	(2)	found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐	☐
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐	☐
	(4)	entered an order against you in connection with investment-related activity?	☐	☐
	(5)	denied, suspended, or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐	☐

E.	Has any self-regulatory organization or commodities exchange ever:
	(1)	found you to have made a false statement or omission?	☐	☐
	(2)	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐	☐
	(3)	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐	☐
	(4)	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐	☐

F.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?		☐	☐

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Issued 6/25/19	11

G.	Have you been notified that you are now the subject of any:
	(1)	regulatory complaint or proceeding that could result in a “yes” answer to any part of C, D or E?		☐	☐
	(2)	investigation that could result in a “yes” answer to any part of A, B, C, D or E?		☐	☐

H.	(1)	Has any domestic or foreign court ever:
		(a)	enjoined you in connection with any investment-related activity?	☐	☐
		(b)	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐	☐
		(c)	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐	☐

	(2)	Are you named in any pending civil action or other civil proceeding that could result in a “yes” answer to any part of H(1)?		☐	☐

I.	(1)	Have you ever been named as a respondent/defendant in an investment-related consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:
		(a)	is still pending, or;	☐	☐
		(b)	resulted in an arbitration award or civil judgment against you, regardless of amount, or;	☐	☐
		(c)	was settled for an amount of $10,000 or more?	☐	☐

	(2)	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question I(1) above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?		☐	☐

	(3)	Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated written complaint, not otherwise reported under question I(1) or I(2) above, which:
		(a)	alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	☐	☐
		(b)	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐	☐

	(4)	Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:
		(a)	any investment or an investment-related business or activity?	☐	☐
		(b)	fraud, false statement, or omission?	☐	☐
		(c)	theft, embezzlement or other wrongful taking of property?	☐	☐
		(d)	bribery, forgery, counterfeiting or extortion?	☐	☐
		(e)	dishonest, unfair or unethical practices?	☐	☐

	(5)	Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following?
		(a)	an investment or investment-related business or activity?	☐	☐
		(b)	fraud, false statement, or omission?	☐	☐
		(c)	theft, embezzlement or other wrongful taking of property?	☐	☐
		(d)	bribery, forgery, counterfeiting or extortion?	☐	☐
		(e)	dishonest, unfair or unethical practices?	☐	☐

J.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
	(1)	violating investment-related statutes, regulations, rules or industry standards of conduct?		☐	☐
	(2)	fraud or the wrongful taking of property?		☐	☐
	(3)	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?		☐	☐

K.	Within the past 10 years:
	(1)	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		☐	☐
	(2)	based on events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		☐	☐
	(3)	based on events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?		☐	☐

SSI Investment Management LLC
Issued 6/25/19	12

L.	Has a bonding company ever denied, paid out on, or revoked a bond for you?	☐	☐

M.	Do you have any unsatisfied judgments or liens against you?	☐	☐

SSI Investment Management LLC
Issued 6/25/19	13

EXHIBIT F – Instant Messaging Agreement

I, __________________________, understand that SSI’s Electronic Information and Communication Systems Policy states that instant messaging services other than those provided by SSI, are strictly prohibited. I agree that under no circumstances will I install or utilize such applications without prior written approval of my supervisor.

Should my supervisor agree that I require the use of such an application in order to effectively perform my job duties, I further agree that I will not install the applications myself but will have a member of SSI’s technology staff perform the installation on my workstation. I understand that once such an outside messaging application is installed on my workstation that all messages will be monitored, recorded and archived and that SSI reserves the right to access, review, copy and delete any files and messages sent, received or stored on the systems and to disclose them to any party (inside or outside the company) it deems appropriate.

Employee Name

Employee Signature

Date

SSI Investment Management LLC
Issued 6/25/19	14

EXHIBIT G – Privacy Notice

FACTS	WHAT DOES SSI INVESTMENT MANAGEMENT LLC (“SSI”) DO WITH YOUR PERSONAL INFORMATION?

WHY?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
WHAT?

The types of personal information we collect and may share depend on the product or service you have with us. This information can include:

▪       Social security number

▪       Income

▪       Assets

▪       Risk tolerance

▪       Transaction history

▪       Investment Experience

HOW?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons SSI chooses to share; and whether you can limit this sharing.
Reasons we can share your personal information	Does SSI Share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your accounts(s) or respond to court orders and legal investigations.	Yes	No
For our marketing purposes - to offer our products and services to you	No	N/A
For joint marketing with other financial companies	No	N/A
For our affiliates' everyday business purposes - information about your transactions and experiences	No	N/A
For our affiliates' everyday business purposes – information about your creditworthiness	No	N/A
For non-affiliates to market to you	No	N/A

SSI Investment Management LLC
Issued 6/25/19	15

What we do
How does SSI protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How does SSI collect my personal information?

We collect your personal information, for example, when you

▪     Enter into an investment advisory contract

▪     Seek financial advice

▪     Make deposits or withdrawals from your account

▪     Tell us about your investment or retirement portfolio

▪     Give us your employment history

We also collect your personal information from others, such as your custodian firms or other companies that provide services to you.

Why can't I limit all sharing?

Federal law gives you the right to limit only

▪     sharing for affiliates’ everyday business purposes—information about your creditworthiness

▪     affiliates from using your information to market to you

▪     sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ▪ SSI does not share with affiliates so they can market to you
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ▪ SSI does not share with non-affiliates so they can market to you
Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ SSI does not jointly market.

SSI Investment Management LLC
Issued 6/25/19	16

DEFINITIONS

CHARGED means being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CONTROL means the power to direct or cause the direction of the management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any individual firm that is a director, partner or officer exercising executive responsibility (or having similar status or functions) or that directly or indirectly has the right to vote 25 percent or more of the voting securities or is entitled to 25 percent or more of the profits is presumed to control that company.

ENJOINED includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction or a temporary restraining order.

FELONY, for jurisdictions that do not differentiate between felony or misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

FIRM means a broker-dealer, investment adviser or issuer, as appropriate.

FOREIGN FINANCIAL REGULATORY AUTHORITY includes a foreign securities authority; any other governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; or a membership organization, a function of which is to regulate the participation of its members in investment-related activities listed above.

FOUND includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments and similar informal resolutions of matters.

INVESTIGATION includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigation after the “Wells” notice has been given; (c) NASD Regulation, Inc. investigations after the “Wells” notice has been given or after a person associated with a member, as defined in the NASD By-Laws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, “blue sheet” requests or other trading questionnaires or examinations.

INVESTMENT-RELATED pertains to securities, commodities, banking, insurance or real estate (including, but not limited to, acting as or being associated with a broker, dealer, issuer, investment company, investment adviser, municipal securities dealer, government securities broker or dealer, futures sponsor, bank or savings association).

INVOLVED means engaging in an act or omission or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act or omission.

JURISDICTION means a state, the District of Columbia, the Commonwealth of Puerto Rico, or any subdivision or regulatory body thereof.

MINOR RULE VIOLATION is a violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the U.S. Securities and Exchange Commission. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated “minor” for these purposes.

ORDER means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation but does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions unless they are included in an order.

SSI Investment Management LLC
Issued 6/25/19	17

PROCEEDING includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge) or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

RESIGN or RESIGNED relates to separation from employment with any employer, is not restricted to investment-related employment, and includes any termination in which the allegations are a proximate cause of the separation, even if you initiated the separation.

SALES PRACTICE VIOLATIONS shall include any conduct directed at or involving a customer which would constitute a violation of: any rules for which a person could be disciplined by any self-regulatory organization; any provision of the Securities Exchange Act of 1934; or any state statute prohibiting fraudulent conduct in connection with the offer, sale or purchase of a security or in connection with the rendering of investment advice.

SELF-REGULATORY ORGANIZATION (“SRO”) means any national securities or commodities exchange, any national securities association (e.g., the NASD) or any registered clearing agency.

SSI Investment Management LLC
Issued 6/25/19	18